UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2009
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 328-3500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2009, Harman International Industries, Incorporated (“Harman”), announced that Rajat K. Gupta, upon the recommendation of the Nominating and Governance Committee of Harman’s Board of Directors (“Board”), was elected as a director of Harman to fill a vacancy on the Board, effective immediately. Mr. Gupta will serve in the class of directors the term of which will expire at Harman’s 2011 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Mr. Gupta has not been named to any committee of the Board at this time. Mr. Gupta’s compensation for his services as a director will be consistent with that of Harman’s other non-management directors, as described in Harman’s proxy statement, filed with the Securities and Exchange Commission on October 21, 2008, under “The Board, Its Committees and Its Compensation — Changes in Director Compensation for Fiscal 2009.”
There are no arrangements or understandings between Mr. Gupta and any other person pursuant to which Mr. Gupta was elected as a director, and Harman believes there are no transactions in which Mr. Gupta has an interest requiring disclosure under Item 404(a) of Regulation S-K. However, Mr. Gupta is a director of Goldman, Sachs & Co. and a senior advisor to Kohlberg Kravis Roberts & Co. L.P. (“KKR”), and on October 22, 2007 Harman entered into an agreement terminating its merger agreement with companies formed by investment funds affiliated with GS Capital Partners VI Fund, L.P. and its related funds (“GSCP”), which are sponsored by Goldman, Sachs & Co. and KKR. Under this termination agreement, Harman, KKR and GSCP agreed to release each other from all claims and actions arising out of or related to the merger agreement and the related transactions. In connection with this termination agreement, Harman issued $400 million of its 1.25% Convertible Senior Notes due 2012, of which $57.2 million was purchased by affiliates of GSCP, and $342.8 million was either purchased by an affiliate of KKR or for which KKR has substantial economic benefit and risk. Harman also agreed to provide GSCP and KKR registration rights with respect to the notes purchased in the transaction and Harman’s common stock into which the notes may be converted.
Mr. Gupta meets the independence criteria set forth in Harman’s corporate governance guidelines and applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

Date: January 29, 2009